UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2006

(Date of earliest event reported)

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broad Street

Altavista, Virginia 24517

(Address of principal executive offices, including zip code)

434-369-3000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Change in Control Agreements with Executive Officers

On May 26, 2006, Pinnacle Bankshares Corporation (the Company) entered into Change in Control Agreements with the following executive officers: Robert H. Gilliam, Jr., President and Chief Executive Officer; Carroll E. Shelton, Senior Vice President; and Bryan M. Lemley, Secretary, Treasurer and Chief Financial Officer.

These agreements provide for severance payments and certain other benefits if the executive’s employment terminates under specified conditions after a “change in control” (as defined in the agreement) of the Company. Payments and benefits will be paid under the agreement only if, within two years (or two years and 60 days, in Mr. Gilliam’s case) following a change in control, the executive (i) is terminated involuntarily without “cause” (as defined in the agreement) and not as a result of death or disability, or (ii) terminates his employment voluntarily for “good reason” (as defined in the agreement), including in Mr. Gilliam’s case, Mr. Gilliam’s unilateral decision to leave for any reason during any of three 60 day window periods (each beginning on the date of the change in control and the first and second anniversaries thereof). ”Change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s common or voting stock, (ii) certain changes in the composition of the Company’s Board of Directors, (iii) consummation of certain business combinations or asset sales in which the Company’s historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of the Company.

Pursuant to the Change in Control Agreement with Mr. Gilliam, effective May 26, 2006, in the event of a covered termination following a change in control, Mr. Gilliam will be entitled: (i) to receive a severance payment made in ten consecutive, equal quarterly installments in an aggregate amount equal to 2.5 times the sum of his highest annual base salary from the Company and its affiliated companies in effect at any time during the 24 month period ending on the change in control date (as defined in the agreement) and his highest aggregate annual bonus from the Company and its affiliated companies payable for the Company’s three fiscal years immediately preceding the fiscal year in which the change in control occurs, together with interest on the remaining unpaid part of the aggregate amount when each quarterly installment amount is paid (or made in a lump sum if Mr. Gilliam requests and such request does not violate Section 409A of the Internal Revenue Code); (ii) to a continuation of employee welfare benefits for 2.5 years after his termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (with such benefits reduced if Mr. Gilliam is subsequently employed); (iii) to require the Company to purchase his principal residence for its appraised market value if he requests in writing within one year of his termination date; and (iv) to the extent not previously paid or provided, to receive any other amounts or benefits required to be paid or provided or which Mr. Gilliam is eligible to receive under any compensation arrangement, plan, program, policy or practice or contract or agreement (Other Benefits). The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Gilliam may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Gilliam and may also be limited by applicable banking limitations on golden parachutes.

The agreement also contains provisions prohibiting Mr. Gilliam from (i) disclosing confidential information, (ii) soliciting the Company’s or its subsidiaries’ or affiliates’ depositors, borrowers, customers or suppliers, or (iii) recruiting or hiring the Company’s or its subsidiaries’ or affiliates’ employees during his employment or any period the Company is making payments under the agreement. This Change in Control Agreement replaces the prior Change in Control Agreement with Mr. Gilliam, dated May 12, 1998.

Mr. Gilliam’s Change in Control Agreement has a three-year term and automatically renews each May 26 for a new three-year term unless (i) the Company terminates the agreement or (ii) if change in control has occurred, the agreement is terminated upon the earlier of Mr. Gilliam’s death or the 61st day after the second anniversary of the change in control. Notwithstanding the foregoing, the agreement will terminate upon Mr. Gilliam’s cessation of employment in a noncovered termination (as defined in the agreement), with no obligation of the Company other than to pay the Other Benefits mentioned above.

The Change in Control Agreements with Messrs. Shelton and Lemley are substantially the same as Mr. Gilliam’s agreement, except that in the event of a covered termination following a change in control, Mr. Shelton and Mr. Lemley, as applicable, will be entitled: (i) to receive a severance payment made in eight consecutive, equal quarterly installments in an aggregate amount equal to two times the sum of his highest annual base salary from the Company and its affiliated companies in effect at any time during the 24 month period ending on the change in control date (as defined in the agreement) and his highest aggregate annual bonus from the Company and its affiliated companies payable for the Company’s three fiscal years immediately preceding the fiscal year in which the change in control occurs, together with interest on the remaining unpaid part of the aggregate amount when each quarterly installment amount is paid (or made in a lump sum if Mr. Shelton or Mr. Lemley requests and such request does not violate Section 409A of the Internal Revenue Code); (ii) to a continuation of employee welfare benefits for two years after his termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (with such benefits reduced if he is subsequently employed); and (iii) to the extent not previously paid or provided, to receive any other amounts or benefits required to be paid or provided or which he is eligible to receive under any compensation arrangement, plan, program, policy or practice or contract or agreement (Other Benefits). The total payments and benefits payable, including any parachute payments otherwise made, to either Mr. Shelton or Mr. Lemley, as applicable, may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on him and may also be limited by applicable banking limitations on golden parachutes.

Mr. Shelton’s and Mr. Lemley’s Change in Control Agreements each have a three-year term and automatically renew each May 26 for a new three-year term unless (i) the Company terminates the agreement or (ii) if change in control has occurred, the agreement is terminated upon the earlier of Mr. Shelton’s or Mr. Lemley’s death, as applicable, or the second anniversary of the change in control. Notwithstanding the foregoing, these agreement will terminate upon Mr. Shelton’s or Mr. Lemley’s cessation of employment in a noncovered termination (as defined in the agreement), with no obligation of the Company other than to pay the Other Benefits mentioned above.

The foregoing summary of these Change in Control Agreements is qualified in its entirety by reference to the full text of these agreements, copies of which are filed as Exhibits 10.2, 10.7 and 10.8 attached to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.2	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Robert H. Gilliam, Jr., dated May 26, 2006

10.7	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Bryan M. Lemley, dated May 26, 2006

10.8	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Carroll E. Shelton, dated May 26, 2006

*	Denotes management contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION
(Registrant)

/s/ Bryan M. Lemley
Bryan M. Lemley
Secretary, Treasurer and
Chief Financial Officer

Date: June 1, 2006

EXHIBIT INDEX

Exhibits

10.2	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Robert H. Gilliam, Jr., dated May 26, 2006

10.7	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Bryan M. Lemley, dated May 26, 2006

10.8	*	Change in Control Agreement between Pinnacle Bankshares Corporation and Carroll E. Shelton, dated May 26, 2006

*	Denotes management contract.